Exhibit 23.5

CONSENT OF
HOLBROOK CONSULTING SERVICES, LLC

Holbrook Consulting Services, LLC, in cooperation with PRX Geographic, prepared the feasibility study dated September, 2004, as supplemented in February, 2006.  We hereby consent to the inclusion of information from that feasibility study in the Form SB-2 Registration Statement of Ethanol Grain Processors, LLC and to the reference to our Firm under the caption “Experts” in the Prospectus included therein.

/s/ William R. Holbrook
William R. Holbrook
Holbrook Consulting Services, LLC

Kearney, MO
May 3, 2006